SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           --------------------------



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)       MARCH 6, 1998

                             AVIATION SALES COMPANY
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE                                1-11775                  65-0665658
(STATE OR OTHER JURISDICTION          (COMMISSION              (IRS EMPLOYER
OF INCORPORATION)                    FILE NUMBER)           IDENTIFICATION NO.)

   6905 NW 25TH STREET, MIAMI, FL                                  33122
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE      (305) 592-4055

                                       N/A
          (FORMER NAME OR FORMER ADDRESS; IF CHANGED SINCE LAST REPORT)


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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

         On March 6, 1998, Aviation Sales Company, a Delaware corporation (the "Company") closed its previously announced acquisition of Caribe Aviation, Inc., a Florida corporation ("Caribe"), and its wholly owned subsidiary, Aircraft Interior Design, Inc., a Florida corporation ("Aircraft Interior") pursuant to a merger agreement with Caribe, Aircraft Interior and the shareholders of Caribe, dated as of February 12, 1998 (the "Merger Agreement"). As a result of the merger ("Merger"), Caribe and Aircraft Interior became wholly-owned subsidiaries of the Company. Caribe is a FAA licensed repair station serving commercial airlines worldwide specializing in the maintenance, repair and overhaul of hydraulic, pneumatic, electrical and electro-mechanical aircraft components as well as avionics and instruments on Airbus and Boeing Aircraft. Aircraft Interior manufactures plastic cabin interior replacement parts under FAA-PMA approval and refurbishes aircraft interior components including passenger and crew seats.

         The purchase price paid to the shareholders of Caribe at closing consisted of a cash payment of $5 million and the delivery of a promissory note for an aggregate principal amount of $5 million. In addition, the Company issued 182,143 unregistered shares of its Common Stock to the Caribe shareholders in exchange for all of the outstanding stock of Caribe and the Company repaid indebtedness of Caribe and Aircraft Interior owed to a financial institution in the approximate amount of $7.5 million. The Company agreed to file after the Merger a registration statement covering the Company common stock issued in connection with the Merger. The transaction is valued at approximately $25 million. The Merger was financed from available cash and/or from existing bank lines of credit. The aggregate purchase price was determined in arms-length between the Company and the shareholders of Caribe.

         The assets acquired pursuant to the Merger Agreement included, among other things: all right, title and interest of Caribe and Aircraft Interior in and to (i) all real property, buildings and improvements leased or used by Caribe and Aircraft Interior, (ii) fixed assets owned, leased or otherwise used by Caribe and Aircraft Interior, including equipment, (iii) inventory, and (iv) contracts, agreements, leases of personal property. For the foreseeable future, the Company intends to utilize such assets in connection with the operations of the business of Caribe and Aircraft Interior.

         In addition, Ben Quevedo, the President of Caribe, signed a two-year employment agreement with the Company and will continue as the on-going management of Caribe.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (A)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  Not applicable.

         (B)      PRO FORMA FINANCIAL INFORMATION.

                  Not applicable.


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         (c)      Exhibits.

                                                                SEQUENTIAL PAGE
EXHIBIT NO.                  DESCRIPTION                             NUMBER
-----------                  -----------                             ------

   2.1      Merger Agreement by and between Aviation Sales
            Company, AVS/CAI Merger Corp., Caribe Aviation, Inc.,
            Aircraft Interior Design, Inc. and the shareholders of Caribe, dated as of February 12, 1998.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 18, 1998              AVIATION SALES COMPANY

                            By: /s/ JOSEPH E. CIVILETTO
                              ------------------------------------------------
                                    Joseph E. Civiletto
                                    Vice President and Chief Financial Officer


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                                 EXHIBIT INDEX

EXHIBIT NO.                  DESCRIPTION
-----------                  -----------

   2.1      Merger Agreement by and between Aviation Sales
            Company, AVS/CAI Merger Corp., Caribe Aviation, Inc.,
            Aircraft Interior Design, Inc. and the shareholders of Caribe, dated as of February 12, 1998.